Exhibit 10.1

March 24, 2023

ThinkEquity LLC

17 State Street, 41st Floor

New York, New York 10004

Attention: Head of Investment Banking

notices@think-equity.com

Ladies and Gentlemen:

Reference is made to the ATM Sales Agreement between EzFill Holdings, Inc. a Delaware corporation (the “Company”) and ThinkEquity LLC (“Agent”) dated February 17, 2023 (the “Agreement”). The Company and the Agent hereby agree that the Agreement is hereby terminated except that Section 8, Section 10, Section 11, Section 17 and Section 18 of the Agreement shall remain in full force and effect solely to the extent provided in the Agreement. The Agent confirms that no commissions, fees or expenses are due under the Agreement.

The Company and the Agent hereby waive any notice required by Section 12 of the Agreement.

If this letter correctly sets forth your understanding of our agreement with respect to the foregoing matters, please so indicate by signing below on the line provided for your signature.

EZFILL HOLDINGS, INC.

/s/ Michael McConnell
Michael McConnell
Chief Executive Officer

Reviewed, approved, agreed and accepted as of the date first-above written:

ThinkEquity LLC

By:	/s/ Kevin Mangan
Kevin Mangan
Managing Director, Head of Equity Syndicate